Exhibit 99.1

Twilio to Acquire Zipwhip, a Trusted Partner to Carriers & a Leading Provider of Toll-Free Messaging in the United States

Builds on strategic investments Twilio has made in messaging as the channel becomes increasingly preferred by consumers

Expands toll-free messaging use case, providing a secure, flexible and affordable option for businesses to engage with customers

Strengthens high quality and high-throughput traffic via direct connections with carriers

SAN FRANCISCO – Twilio (NYSE:TWLO), the leading cloud communications platform, today announced that it has entered into a definitive agreement to acquire Zipwhip for approximately $850 million in an equal blend of cash and stock. The transaction is expected to close by the end of 2021.

“Messaging is becoming a preferred way for consumers to engage with brands, therefore it’s critical to provide multiple messaging options,” said Simon Khalaf, SVP and general manager of the Twilio Communications Platform. “By bringing together the world’s leading cloud communications platform and a trusted partner in the messaging ecosystem, we have the ability to deliver more secure, high-quality toll-free traffic at scale. We are thrilled to welcome Zipwhip to the Twilio team as we continue our journey to become the world’s leading customer engagement platform trusted by developers and companies globally.”

“Twilio and Zipwhip share a vision for the future of business messaging and its growing role within customer engagement,” said John Lauer, CEO and co-founder of Zipwhip. “Zipwhip’s goal is to make sure every business we serve can text their customers using their existing business phone numbers and, together, we have a unique opportunity to elevate the customer experience, helping brands better communicate via a trusted and growing channel that’s been proven to drive long-term customer satisfaction.”

Twilio’s vision is to build the world’s leading customer engagement platform trusted by developers and companies globally. A key piece of this vision is providing multiple, secure communication channels giving businesses options to communicate with their customers on the channel they prefer. Twilio offers cloud-scale APIs for SMS, WhatsApp, and chat and continues to strengthen its messaging products, services and reach, including through new offerings such as Frontline and recent acquisitions. Twilio sends and receives over 105 billion messages per year and has sent and received more than 592 million messages in a single day.

Zipwhip’s business texting platform enables companies to reach their customers quickly and easily through SMS. Organizations can text enable their existing toll-free phone number in minutes and seamlessly fit texting into their workflows using Zipwhip’s customizable APIs, suite of integrations or software product. As a trusted partner to carriers and a leading provider of toll-free messaging in the US with a growing presence internationally, Zipwhip provides onboarding, gateway, registry, and spam detection and remediation for all of the major U.S. carriers. The toll-free messaging channel has grown in prominence over recent years. Zipwhip currently has 30,000 customers globally, including resellers, and has seen more than 400% growth over the past three years.

Details Regarding the Proposed Zipwhip Acquisition

Twilio will acquire Zipwhip for approximately $850 million in an equal blend of cash and stock. Zipwhip will become part of Twilio’s Messaging Business Unit upon close. The boards of directors of Twilio and Zipwhip have each approved the transaction.

The transaction is expected to be modestly accretive to Twilio’s gross margin and revenue. Twilio is reiterating its Q2 2021 revenue guidance of $591 million to $601 million, which does not include any impact from this transaction, new application-to-person fees, nor revenue from the previously announced ValueFirst acquisition.

The transaction is expected to close by the end of 2021, subject to the satisfaction of customary closing conditions. Morgan Stanley & Co. LLC served as exclusive financial advisor and Cooley LLP served as legal counsel to Zipwhip. Fenwick & West LLP served as legal counsel to Twilio.

Additional details and information about the terms and conditions of the acquisition will be available in a current report on Form 8-K to be filed by Twilio with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. All statements other than statements of historical fact, including statements regarding the anticipated benefits of the transaction, Twilio’s ability to build the world’s leading customer engagement platform, the expected accretive value to Twilio’s gross margin and revenue as a result of the transaction, expected synergies resulting from the transaction, and the expected timing to close the transaction, are forward-looking statements. These statements are subject to risks, uncertainties, and assumptions, many of which are beyond Twilio’s and Zipwhip’s control. Should any of these risks or uncertainties materialize, or should Twilio’s assumptions prove to be incorrect, actual results could differ materially from these statements. Important factors that could cause actual results to differ materially include the possibility that the closing conditions to the transaction with Zipwhip may not be satisfied or waived in a timely manner or at all, including that a governmental entity may prohibit, delay or refuse to grant a regulatory approval or that regulatory approval is obtained subject to conditions that are not anticipated; the failure to achieve expected synergies and efficiencies of operations between Twilio and Zipwhip; the ability of Twilio and Zipwhip to successfully integrate their respective market opportunities, technology, products, personnel and operations; the potential impact on the business of Zipwhip as a result of the acquisition; the potential impact on Zipwhip’s relationships with carriers, customers or vendors as a result of the acquisition; the ability of Twilio and Zipwhip to retain and motivate key employees of Zipwhip; and general economic conditions. Additional factors that could cause actual results to differ materially from these forward-looking statements are detailed from time to time in the reports Twilio files with the Securities and Exchange Commission (SEC), including in Twilio’s Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Reports on Form 10-Q. Copies of reports filed with the SEC are posted on Twilio’s website and are available from Twilio without charge. Except as required by law, Twilio assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Please refer to the Form 8-K to be filed by Twilio on May 17, 2021 for additional information regarding the transaction.

About Zipwhip

Zipwhip is a leading business-texting platform in North America, helping more than 30,000 organizations engage their customers and drive growth through texting. Zipwhip has text-enabled more than 5 million landline and toll-free phone numbers so that businesses can reach their customers immediately, on the channel they prefer. Organizations can text-enable their business lines in minutes and seamlessly fit texting into their existing workflows using Zipwhip’s out-of-the-box software or customizable APIs. And with the most direct carrier connections of any texting provider, Zipwhip offers the fastest and most reliable message delivery in the industry so you know your customers get the message every time. Learn more about Zipwhip at: https://www.zipwhip.com.

About Twilio

Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, video, and email by virtualizing the world’s communications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer’s toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.

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Andrew Zilli

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Media Contact:

Carolyn Bos

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